Finisar Corporation Announces Record Fourth Quarter and Fiscal 2010 Financial Results

SUNNYVALE, CA -- (Marketwire - June 10, 2010) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for fiber optic subsystems and components for communication applications, today announced financial results for its fourth quarter and fiscal year ended April 30, 2010. Total revenues for both the fourth quarter and fiscal year were new records for the Company.

        FINANCIAL HIGHLIGHTS - FOURTH QUARTER ENDED APRIL 30, 2010

                                         Fourth      Fourth      Third
                                         Quarter     Quarter     Quarter
Summary Results per GAAP                 Ended       Ended       Ended
                                        April 30,   April 30,   Jan. 31,
                                          2010        2009        2010
                                        ----------  ---------   ----------
                                          (in thousands, except per share
                                                     amounts)

Continuing operations
Total revenues                          $  188,490  $ 107,457   $  166,935
Gross margin                                  31.2%      21.6%        31.0%
Before impairment-restructuring-
 retirement:
  Operating expenses                    $   45,932  $  34,094   $   42,569
  Operating income (loss)               $   12,919  $ (10,871)  $    9,126
  Operating margin (deficit)                   6.9%     (10.1)%        5.5%
Impairment-restructuring                $       --  $ (13,205)  $       --
Income (loss)                           $   14,111  $ (27,004)  $    5,616
Income (loss) per share-basic           $     0.20  $   (0.45)  $     0.09
Income (loss) per share-diluted         $     0.19  $   (0.45)  $     0.08
Basic shares                                70,596     59,622       65,113
Diluted shares                              82,351     59,622       66,719

Discontinued operations
Income (loss)                           $       56  $   1,246   $     (131)
Income (loss) per share-basic           $     0.00  $    0.02   $     0.00
Income (loss) per share-diluted         $     0.00  $    0.02   $     0.00
Basic shares                                70,596     59,622       65,113
Diluted shares                              82,351     59,622       66,719

                                         Fourth      Fourth       Third
                                         Quarter     Quarter      Quarter
Non-GAAP Results (a)                     Ended       Ended        Ended
                                        April 30,   April 30,    Jan. 31,
                                          2010        2009         2010
                                        ----------  ---------   ----------
                                          (in thousands, except per share
                                                     amounts)
Continuing operations
Total revenues                          $  188,490  $ 107,457   $  166,935

Gross margin                                  32.6%      27.2%        32.2%
  Operating expenses                    $   43,186  $  30,837   $   39,664
  Operating income (loss)               $   18,331  $  (1,633)  $   14,172
  Operating margin                             9.7%      (1.5)%        8.5%
Income (loss)                           $   16,685  $  (3,426)  $   11,468
Income (loss) per share-basic           $     0.24  $   (0.06)  $     0.18
Income (loss) per share-diluted         $     0.22  $   (0.06)  $     0.17
Basic shares                                70,596     59,622       65,113
Diluted shares                              82,483     59,622       76,082

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information can be found under the heading
    "Finisar Non-GAAP Financial Measures" below.

Highlights for the fourth quarter under GAAP:

-- Total revenues increased to $188.5 million, up $21.6 million, or 12.9%, from $166.9 million in the preceding quarter and up $81.0 million, or
   75.4%, from $107.5 million in the fourth quarter of the prior year;

-- Of the $21.6 million increase in revenues from the preceding quarter, the sale of products for applications equal to or greater than 10 Gbps increased $6.6 million, or 9.8%, the sale of products for applications less than 10 Gbps increased $8.6 million, or 11.5%, and the sale of
   ROADM products increased $7.7 million, or 40.3%, while the sale of products for CATV applications decreased $1.3 million, or (23.3)%;

-- Of the $81.0 million increase in revenues from the fourth quarter of the prior year, the sale of products for applications equal to or greater than 10 Gbps increased $33.4 million, or 82.2%, the sale of products for applications less than 10 Gbps increased $26.1 million, or 45.7%, the sale of ROADM products increased $19.7 million, or 274.4%, and the sale of products for CATV applications increased $1.9 million, or 72.5%;

-- Gross margin increased to 31.2% from 31.0% in the preceding quarter and
   21.6% in the fourth quarter of the prior year;

-- Operating income increased to $12.9 million, or 6.9% of revenues, compared to $9.1 million, or 5.5% of revenues, in the preceding quarter and an operating loss of $10.9 million, or (10.1)% of revenues, in the fourth quarter of the prior year;

-- Net income from continuing operations was $14.1 million, or $0.19 per diluted share, compared to $5.6 million, or $0.08 per diluted share, in the preceding quarter and a loss of $27.0 million, or $(0.45) per share, in the fourth quarter of the prior year, which included a $13.2 million charge for the impairment of goodwill;

-- Cash and short-term investments, plus other long-term investments that can be readily converted into cash, totaled $207.0 million at the end of the fourth quarter compared to $79.0 million at the end of the preceding quarter. The $128.0 million increase primarily reflects net proceeds of
   $131.1 million from an the sale of common stock completed in March 2010 and the use of $10.0 million in cash to pay down borrowings under a secured credit line with Wells Fargo Foothill, LLC. Excluding the impact of these financing transactions, the Company's cash position increased by approximately $6.8 million compared to the end of the preceding quarter. Finisar has classified certain of its investments as long-term based on their scheduled maturities, although they can be readily sold if required; and

-- Under Finisar's $70.0 million secured credit facility with Wells Fargo
   Foothill, LLC, $66.6 million was available to borrow at the end of the fourth quarter.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding its operating performance on a non-GAAP basis. Finisar believes this supplemental information provides investors and management with additional insight into its underlying core operating performance by excluding a number of non-cash and cash charges, as well as infrequently occurring gains or losses principally related to acquisitions, the sale of minority investments, restructuring or other transition activities, impairments and financing transactions. For the fourth quarter of fiscal 2010, these excluded items related to continuing operations totaled a net amount of $2.6 million. Excluded charges included $3.3 million in non-cash stock-based compensation expenses; $1.6 million in non-cash amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions; $491,000 in non-cash charges related to slow-moving and excess inventory; and $359,000 in non-cash charges for imputed interest expense on the Company's debt obligations. These charges were partially offset by a $2.0 million non-cash tax benefit and a $1.2 million non-cash gain on foreign currency translation. Other items are as described in Finisar Non-GAAP Financial Measures below.

Highlights for the fourth quarter on a non-GAAP basis:

-- Non-GAAP gross margin was 32.6%  compared to 32.2% in the preceding quarter and 27.2% in the fourth quarter of the prior year. The favorable gross margin impact associated with additional revenues in the fourth quarter was partially offset by the unfavorable impact of annual price reductions for certain telecom customers which took effect on
   January 1, 2010;

-- Non-GAAP operating expenses were $43.2 million, an increase of
   $3.5 million from $39.7 million in the preceding quarter and
   $12.4 million from $30.8 million in the fourth quarter of the prior year. The increase from the preceding quarter reflects a $2.6 million increase in research and development expenses due in part to costs associated with the Company's product development efforts for 100
   Gigabit Ethernet applications and a $769,000 increase in sales and marketing expense primarily related to the increase in revenues;

-- Non-GAAP operating income was $18.3 million, or 9.7% of revenues, in the fourth quarter, up $4.2 million from $14.1 million, or 8.5% of revenues, in the preceding quarter, and up $19.9 million from a loss of
   $1.6 million, or 1.5% of revenues, in the fourth quarter of the prior year;

-- Non-GAAP net income from continuing operations was $16.7 million, or
   $0.22 per diluted share, compared to net income of $11.5 million, or
   $0.17 per diluted share, in the preceding quarter and a net loss of
   $3.4 million, or $(0.06) per share, in the fourth quarter of the prior year;

-- Non-GAAP EBITDA rose to $26.0 million compared to $21.6 million in the preceding quarter and $6.1 million in the fourth quarter of the prior year; and

-- Capital expenditures were $10.0 million compared to $10.7 million in the preceding quarter and $3.3 million in the fourth quarter of the prior year.

    FINANCIAL HIGHLIGHTS - FISCAL YEARS ENDED APRIL 30, 2010 and 2009

                                                                 FY2010
                                     Fiscal Year    Fiscal       Higher
Summary Results per GAAP                Ended     Year Ended     (Lower)
                                      April 30,    April 30,      Than
                                         2010         2009       FY2009
                                     -----------  ----------   ----------

                                        (in thousands, except per share
Continuing operations                              amounts)
Total revenues                       $   629,880  $  497,058   $  132,822
Gross margin                                28.5%       27.9%         0.6%
Before impairment-restructuring-
 retirement:
  Operating expenses                 $   164,272  $  156,329   $    7,943
  Operating income (loss)            $    15,469  $  (17,522)  $   32,991
  Operating margin (deficit)                 2.5%       (3.5)%        6.0%
Impairment-restructuring costs       $    (4,173) $ (238,507)  $  234,334
Gain (loss) on retirement of notes   $   (25,039) $    3,064   $  (28,103)
Loss                                 $   (22,806) $ (262,492)  $  239,686
Loss per share-basic                 $     (0.35) $    (4.99)  $     4.64
Loss per share-diluted               $     (0.35) $    (4.99)  $     4.64
Basic shares                              64,952      52,557       12,395
Diluted shares                            64,952      52,557       12,395

Discontinued operations
Income                               $    36,937  $    2,149   $   34,788
Income per share-basic               $      0.57  $     0.04   $     0.53
Income per share-diluted             $      0.57  $     0.04   $     0.53
Basic shares                              64,952      52,557       12,395
Diluted shares                            64,952      52,557       12,395

                                                                 FY2010
                                     Fiscal Year    Fiscal       Higher
Non-GAAP Results (a)                    Ended     Year Ended     (Lower)
                                      April 30,    April 30,      Than
                                         2010         2009       FY2009
                                     -----------  ----------   ----------

                                       (in thousands, except per share
Continuing operations                             amounts)
Revenue                              $   629,880  $  497,058   $  132,822
Gross margin                                31.0%       31.4%        (0.4)%
  Operating expenses                 $   150,811  $  132,986   $   17,825
  Operating income                   $    44,675  $   23,192   $   21,483
  Operating margin                           7.1%        4.7%         2.4%
Income                               $    37,462  $   15,716   $   21,746
Income per share-basic               $      0.58  $     0.30   $     0.28
Income per share-diluted             $      0.56  $     0.30   $     0.26
Basic shares                              64,952      52,557       12,395
Diluted shares                            66,704      53,272       13,432

Highlights for fiscal year 2010 under GAAP:

-- Total revenues increased to $629.9 million, up $132.8 million, or 26.7%, from $497.1 million in the prior year;

-- Of the $132.8 million increase in revenues, the sale of products for applications equal to or greater than 10 Gbps increased $72.6 million, or 41.3%, the sale of products for applications less than 10 Gbps increased $273,000, approximately unchanged, the sale of ROADM products increased $50.2 million, or 226.1%, and the sale of products for CATV applications increased $9.7 million, or 103.4%;

-- Gross margin increased to 28.5% from 27.9% in the prior year;

-- Operating expenses totaled $164.3 million, up 5.1%, from $156.3 million in the prior year;

-- Operating income (before charges of $4.2 million for impairment and restructuring) increased by $33.0 million to $15.5 million, or 2.5% of revenues, compared to a loss of $(17.5) million in the prior year;

-- Loss from continuing operations totaled $(22.8) million, or $(0.35) per share, compared to a loss of $(262.5) million, or $(4.99) per share, in the prior year, which included a charge of $238.5 million for the impairment of goodwill; and

-- Income from discontinued operations totaled $36.9 million, or $0.57 per diluted share, reflecting the sale of the Company's Network Tools business in the first quarter of the fiscal year.

For fiscal 2010, items excluded under non-GAAP results totaled a net amount of $24.1 million. Excluded charges included $25.0 million in non-cash charges for the early retirement of debt; $14.9 million in non-cash stock-based compensation expenses; $6.8 million in non-cash amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions; $6.5 million in non-cash charges related to slow-moving and excess inventory; and $3.0 million in non-cash charges for imputed interest expense on the Company's debt obligations. These charges were partially offset by a $35.9 million gain from the sale of the Company's Network Tools business and a $1.3 million gain from the sale of a product line, a $2.0 million non-cash tax benefit and $1.1 million in non-cash gains on foreign currency translation. Other items are as described in Finisar Non-GAAP Financial Measures below.

Highlights for fiscal 2010 on a non-GAAP basis:

-- Non-GAAP gross margin was 31.0% compared to 31.4% in the prior year;

-- Non-GAAP operating expenses totaled $150.8 million, an increase of
   $17.8 million, or 13.4%, from $133.0 million in the prior year, due primarily to an increase in spending for research and development;

-- Non-GAAP operating income totaled $44.7 million, or 7.1% of revenues, compared to $23.2 million, or 4.7% of revenues, in the prior year;

-- Non-GAAP net income from continuing operations totaled $37.5 million, or
   $0.56 per diluted share, compared to net income of $15.7 million, or
   $0.30 per diluted share, in the prior year;

-- Non-GAAP EBITDA increased to $74.0 million compared to $52.2 million in the prior year; and

-- Capital expenditures totaled $31.4 million compared to $23.6 million in the prior year.

COMMENTARY

"I am extraordinarily proud of the results we achieved this past year and our employees who worked so hard to make it happen," said Jerry Rawls, Finisar's executive Chairman of the Board. "The continued strong demand for Finisar products has been driven by growth in IP traffic, demand for mobile bandwidth and the need to upgrade existing networks and build out new wireless backhaul networks. Those demands have powered Finisar to record revenue levels. We believe the underlying trends driving our business will continue and that fiscal 2011 will be another record year for us."

"While most of our product transfer activities to low cost off-shore locations were largely complete at the end of the fourth quarter, there are additional merger synergies related to the integration of Finisar components into legacy Optium products to be realized over the next few quarters," said Eitan Gertel, Finisar's Chief Executive Officer. "As a result, we believe gross margins on a non-GAAP basis can continue to improve as these new engineering designs become qualified by our customers and we realize the expected benefits of anticipated additional revenue growth along with a favorable trend in product mix."

OUTLOOK

The Company indicated that it currently expects that revenues for its first fiscal quarter ending August 1, 2010 will likely range from $190 to $205 million. On a GAAP basis, operating margin is expected to range from 7% to 8.5%. Additional non-cash and infrequently occurring charges excluded in calculating non-GAAP operating income are expected to total approximately $5 to $7 million. As a result, on a non-GAAP basis, operating margin is expected to be in the range of 10% to 11.5%.

CONFERENCE CALL

Finisar will discuss its financial results for the fourth quarter and its current business outlook during its regular quarterly conference call scheduled for today, June 10, 2010, at 2:00 p.m. PDT/5:00 EDT. To listen to the call you may connect through the Finisar investor relations page at investor.finisar.com or dial 866-393-6455 (domestic) or 706-643-4465 (international) and enter conference ID 75501246.

A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed July 9, 2009) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and network test systems that enable high-speed voice, video and data communications for networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                  Consolidated Statements of Operations
                                                                  Three
                                                                  Months
                  Three Months Ended      Twelve Months Ended     Ended
                ----------------------  ----------------------  ----------
                April 30,   April 30,   April 30,   April 30,   January 31,
                   2010        2009        2010        2009        2010
                ----------  ----------  ----------  ----------  ----------
                                                                (Unaudited)
                          (in thousands, except per share data)
 Revenues       $  188,490  $  107,457  $  629,880  $  497,058  $  166,935
 Cost of
  revenues         128,447      81,636     445,370     352,096     114,048
 Impairment of
  acquired
  developed
  technology             -       1,248           -       1,248           -
 Amortization
  of acquired
  developed
  technology         1,192       1,350       4,769       4,907       1,192
                ----------  ----------  ----------  ----------  ----------
 Gross profit       58,851      23,223     179,741     138,807      51,695
 Gross margin         31.2%       21.6%       28.5%       27.9%       31.0%
 Operating
  expenses:
    Research and
     development    27,256      19,767      94,770      80,136      24,892
    Sales and
     marketing       8,648       5,908      30,702      27,730       7,922
    General and
     administrative  9,645       7,719      36,772      35,818       9,329
    Acquired
     in-process
     research and
     development         -           -           -      10,500           -
     Amortization of
      purchased
      intangibles      383         700       2,028       2,145         426
     Impairment of
      goodwill and
      intangible
      assets             -      13,205           -     238,507           -
     Restructuring
      costs              -           -       4,173           -           -
                ----------  ----------  ----------  ----------  ----------
       Total
        operating
        expenses    45,932      47,299     168,445     394,836      42,569
                ----------  ----------  ----------  ----------  ----------
 Income (loss)
  from operations   12,919     (24,076)     11,296    (256,029)      9,126
 Interest income        40          18         144       1,762          85
 Interest expense   (2,115)     (2,517)     (8,957)    (14,597)     (2,241)
 Gain (loss) on
  repayment/purchase
  of convertible
  notes                  -           -     (25,039)      3,064          28
 Other income
  (expense), net     1,009          38      (1,890)     (3,654)       (961)
                ----------  ----------  ----------  ----------  ----------
 Income (loss)
  from continuing
  operations
  before income
  taxes             11,853     (26,537)    (24,446)   (269,454)      6,037
 Provision for
  (benefit from)
  income taxes      (2,258)        467      (1,640)     (6,962)        421
                ----------  ----------  ----------  ----------  ----------
Income (loss)
 from continuing
 operations         14,111     (27,004)    (22,806)   (262,492)      5,616
Income (loss)
 from discontinued
 operations,
 net of taxes           56       1,246      36,937       2,149        (131)
                ----------  ----------  ----------  ----------  ----------
Net income
 (loss)         $   14,167  $  (25,758) $   14,131  $ (260,343) $    5,485
                ==========  ==========  ==========  ==========  ==========

Income (loss)
 per share from
 continuing
 operations -
 basic          $     0.20  $    (0.45) $    (0.35) $    (4.99) $     0.09
Income (loss)
 per share from
 continuing
 operations -
 diluted        $     0.19  $    (0.45) $    (0.35) $    (4.99) $     0.08

Income (loss)
 per share from
 discontinued
 operations -
 basic          $     0.00  $     0.02  $     0.57  $     0.04  $    (0.00)
Income (loss)
 per share from
 discontinued
 operations -
 diluted        $     0.00  $     0.02  $     0.57  $     0.04  $    (0.00)

Shares used in
 computing net
 loss per share
 from continuing
 operations -
 basic              70,596      59,622      64,952      52,557      65,113

Shares used in
 computing net
 loss per share
 from continuing
 operations -
 diluted            82,351      59,622      64,952      52,557      66,719

Shares used in
 computing net
 income (loss)
 per share from
 discontinued
 operations -
 basic              70,596      59,622      64,952      52,557      65,113

Shares used in
 computing net
 income (loss)
 per share from
 discontinued
 operations -
 diluted            82,351      59,622      64,952      52,557      66,719

                              Finisar Corporation
                          Consolidated Balance Sheets
                                (In thousands)

                 April 30,  January 31, November 1,  August 2,   April 30,
                   2010        2010        2009        2009        2009
                ----------  ----------  ----------  ----------  ----------
                            (unaudited) (unaudited) (unaudited)
     ASSETS
Current assets:
 Cash and cash
  equivalents   $  207,024  $   78,914  $   80,595  $   60,327  $   37,129
 Short-term
  available-
  for-sale
  investments            -          67          79          92          92
 Accounts
  receivable, net  127,617     116,399      95,924      99,466      81,820
 Accounts
  receivable,
  other             12,855       8,456       9,747       8,512      10,033
 Inventories       139,525     122,680     113,133     108,686     107,764
 Prepaid
  expenses           9,194       7,024       6,738       5,568       6,795
 Current assets
  associated with
  discontinued
  operations             -           -           -           -       4,863
                ----------  ----------  ----------  ----------  ----------
    Total current
     assets        496,215     333,540     306,216     282,651     248,496
Property, plant
 and improvements,
 net                89,214      83,926      81,077      79,492      81,606
Purchased
 technology, net    11,689      12,882      14,074      15,267      16,459
Other intangible
 assets, net        11,713      12,115      12,559      13,102      13,427
Minority
 investments        12,289      12,289      12,289      14,289      14,289
Other assets         5,610       5,961       6,183       2,427       2,584
Non-current assets
 associated with
 discontinued
 operations              -           -           -           -       3,527
                ----------  ----------  ----------  ----------  ----------
      Total
       assets   $  626,730  $  460,713  $  432,398  $  407,228  $  380,388
                ==========  ==========  ==========  ==========  ==========

LIABILITIES AND
 STOCKHOLDERS'
 EQUITY
Current liabilities:
 Accounts
  payable       $   76,838  $   65,124  $   54,915  $   52,264  $   48,421
 Accrued
  compensation      18,289      12,698      10,885       9,048      11,428
 Other accrued
  liabilities       21,076      21,059      25,403      25,102      30,513
 Deferred revenue    6,571       5,516       2,079       2,073       1,703
 Current portion of
  Convertible notes 28,839      28,480      33,334           -           -
 Current portion of
  long-term debt     4,000       4,000       6,241       6,173       6,107
 Short term debt         -      14,500           -           -           -
 Non-cancelable
  purchase
  obligations          722         521         596         657       2,965
 Current liabilities
  associated with
  discontinued
  operations             -           -           -           -       3,160
                ----------  ----------  ----------  ----------  ----------
   Total current
    liabilities    156,335     151,898     133,453      95,317     104,297

Long-term liabilities:
 Convertible
  notes            100,000     100,000     100,000     135,490     134,255
 Long-term debt     15,250      10,750      12,151      13,737      15,305
 Other long-term
  liabilities        5,893       6,008       5,832       2,352       2,511
 Deferred income
  taxes                606       1,136       1,136         973       1,149
 Non-current
  liabilities
  associated with
  discontinued
  operations             -           -           -           -         650
                ----------  ----------  ----------  ----------  ----------
   Total
    long-term
    liabilities    121,749     117,894     119,119     152,552     153,870
Stockholders'
 equity:
 Common stock           76          65          65          61          60
 Additional
  paid-in
  capital        2,030,373   1,892,186   1,887,167   1,838,508   1,831,224
 Accumulated
  other
  comprehensive
  income            15,791      10,431       9,840       6,552       2,662
 Accumulated
  deficit       (1,697,594) (1,711,761) (1,717,246) (1,685,762) (1,711,725)
                ----------  ----------  ----------  ----------  ----------
   Total
    stockholders'
    equity         348,646     190,921     179,826     159,359     122,221
                ----------  ----------  ----------  ----------  ----------
Total liabilities
 and stockholders'
 equity         $  626,730  $  460,713  $  432,398  $  407,228  $  380,388
                ==========  ==========  ==========  ==========  ==========

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit, we have excluded the following items from cost of revenues in applicable periods:

-- Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
-- Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
-- Duplicate facility costs during facility move (non-recurring charges);
-- Stock-based compensation expense (non-cash charges);
-- The cost of covering employee and employer tax liabilities
   (non-recurring cash charges) arising from the investigation special investigation into our historical stock option granting practices recorded in each line of the income statement;
-- Impairment of acquired developed technology (non-cash and non-recurring charges);
-- Purchase accounting adjustment for sale of acquired inventory (non-cash and non-recurring charges); and
-- Reduction in force costs (non-recurring charges).

In calculating non-GAAP operating income (loss), we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

-- Options investigation costs included in general and administrative expense (non-recurring cash charges related to the special investigation into our historical stock option granting practices)
-- Gain or loss on settlement of lawsuits (non-recurring charges);
-- Acquired in-process research and development expense (non-recurring and non-cash charges);
-- Amortization of purchased intangibles (non-cash charges related to prior acquisitions);
-- Restructuring charges associated with the abandonment of certain facilities (non-recurring charges); and
-- Impairment charges associated with intangible assets (non-cash and non-recurring charges).

In calculating non-GAAP income (loss) from continuing operations and non- GAAP income (loss) from continuing operations per share, we have also excluded the following items in applicable periods:

-- Amortization of discount on convertible debt and imputed interest expense (non-cash charges);
-- Gains and losses on debt extinguishment (non-recurring and non-cash charges or income);
-- Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
-- Gains and losses on minority investments (infrequently occurring and principally non-cash gains and losses related to the disposal of investments in other companies and non-cash income or loss from these investments accounted for under the equity method);
-- Other miscellaneous income (non-recurring);
-- Foreign exchange transaction losses (gains) (non-recurring and non-cash charges); and
-- Tax charges arising from timing difference related to asset purchases
   (non-cash provision).

In calculating non-GAAP income (loss) from discontinued operations and non-GAAP income (loss) from discontinued operations per share, we have also excluded gains on disposal of a product line and disposal of discontinued operations.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                                                    Three
                             Three Months        Twelve Months      Months
                                Ended                Ended          Ended
                           -----------------  -------------------  -------
                                                                    January
                          April 30, April 30, April 30,  April 30,    31,
                             2010     2009      2010      2009       2010
                           -------  --------  --------  ---------  -------
                                             (Unaudited)
                                (in thousands, except per share data)
Reconciliation of GAAP
 income (loss) to non-GAAP
 income (loss) from
 continuing operations
Reconciliation of GAAP
Gross Profit to non-GAAP
Gross Profit:
Gross profit per GAAP      $58,851  $ 23,223  $179,741  $ 138,806  $51,695
Gross margin, GAAP            31.2%     21.6%     28.5%      27.9%    31.0%
Adjustments:
Cost of revenues
    Change in excess and
     obsolete inventory
     reserve                   491     2,495     6,526      6,038      (24)
    Amortization of
     acquired technology     1,192     1,349     4,768      4,907    1,192
    Duplicate facility
     costs during facility
     move                        -         -         -        287        -
    Stock compensation         983       830     4,211      3,267      909
    Payroll taxes related
     to options
     investigation               -      (247)        -       (247)       -
    Impairment of acquired
     developed technology        -     1,248         -      1,248        -
    Purchase accounting
     adjustment for sale
     of acquired inventory       -         -         -      1,402        -
    Reduction in force
     costs                       -       306       240        470       64
                           -------  --------  --------  ---------  -------
        Total cost of
         revenue
         adjustments         2,666     5,981    15,745     17,372    2,141
Gross profit, non-GAAP      61,517    29,204   195,486    156,178   53,836
Gross margin, non-GAAP        32.6%     27.2%     31.0%      31.4%    32.2%

Reconciliation of GAAP
 operating income (loss)
 to non-GAAP operating
 income (loss):
Operating income (loss)
 per GAAP                   12,919   (24,076)   11,296   (256,029)   9,126
Operating margin, GAAP         6.9%    -22.4%      1.8%     -51.5%     5.5%
Adjustments:
Total cost of revenue
 adjustments                 2,666     5,981    15,745     17,372    2,141
Research and development
    Reduction in force
     costs                       -       267        49        454       20
    Stock compensation       1,143     1,546     5,521      5,576    1,363
    Payroll taxes related
     to options
     investigation               -      (273)        -       (273)       -
Sales and marketing
    Reduction in force
     costs                      35        99        35        217        -
    Stock compensation         385       460     1,857      1,682      463
    Payroll taxes related
     to options
     investigation               -       (48)        -        (48)       -
General and administrative
    Reduction in force
     costs                      90       111       393        328       54
    Stock compensation         816       824     3,357      2,916      779
    Payroll taxes related
     to options
     investigation               -      (132)      200       (132)       -
    Costs related to
     options investigation       -      (297)        -        (22)       -
    Litigation settlement     (106)        -        21          -     (200)
Amortization of purchased
 intangibles                   383       702     2,028      2,146      426
Acquired in-process R&D          -         -         -     10,500        -
Restructuring costs              -         -     4,173          -        -
Impairment of intangible
 assets                          -    13,205         -    238,507        -
                           -------  --------  --------  ---------  -------
        Total cost of
         revenue and
         operating expense
         adjustments         5,412    22,445    33,379    279,223    5,046
Operating income (loss),
 non-GAAP                   18,331    (1,631)   44,675     23,194   14,172
Operating margin, non-GAAP     9.7%     -1.5%      7.1%       4.7%     8.5%

Reconciliation of GAAP
 income (loss) to non-GAAP
 income (loss) from
 continuing operations:
Income (loss) per GAAP
 from continuing
 operations before
 cumulative effect of
 change in accounting
 principle                  14,111   (27,004)  (22,806)  (262,492)   5,616
Total cost of revenue and
 operating expense
 adjustments                 5,412    22,445    33,379    279,223    5,046
Amortization of discount
 on convertible debt             -         -         -      1,817        -
No cash imputed interest
 expenses on convertible
 debt                          359     1,185     3,033      4,910      383
Loss/(gain) on
 repayment/purchase of
 convertible notes               -         -    25,039     (3,064)     (28)
Other income (expense), net
    Loss on sale of assets       4       497       289        994       10
    Loss on minority
     investments                 -         -     1,625        797        -
    Other misc income            -       (17)       (2)      (575)       -
    Foreign exchange
     transaction
     loss/(gain)            (1,202)     (532)   (1,096)     1,953      441
Provision for income tax                             -          -
    Timing differences      (1,999)        -    (1,999)    (7,847)       -
                           -------  --------  --------  ---------  -------
Total adjustments            2,574    23,578    60,268    278,208    5,852
                           -------  --------  --------  ---------  -------
Income (loss), non-GAAP,
 from continuing
 operations                 16,685    (3,426)   37,462     15,716   11,468
                           -------  --------  --------  ---------  -------

Reconciliation of GAAP
 income (loss) to non-GAAP
 income (loss) from
 discontinued operations:
Income (loss) per GAAP
 from discontinued
 operations                     56     1,246    36,937      2,149     (131)
Adjustments:
    Reduction in force
     costs                       -       131         6        258        -
    Stock compensation           -       359       704      1,539        -
    Payroll taxes related
     to options
     investigation               -      (184)        -       (184)       -
    Amortization of
     acquired technology         -       235       170      1,131        -
    Amortization of
     purchased intangibles       -       124        77        541        -
    Gain (loss) on
     disposal of a product
     line                        -         -    (1,250)       919        -
    Gain on disposal of
     discontinued
     operations                  -         -   (35,888)         -      165
                           -------  --------  --------  ---------  -------
Total adjustments                -       665   (36,181)     4,204      165
                           -------  --------  --------  ---------  -------
Income (loss) from
 discontinued operations,
 non-GAAP                       56     1,911       756      6,353       34
                           -------  --------  --------  ---------  -------

Reconciliation of GAAP net
 income (loss) to non-GAAP
 net income (loss):
Net income (loss) per GAAP  14,167   (25,758)   14,131   (260,343)   5,485
Total adjustments from
 continuing operations       2,574    23,578    60,268    278,208    5,852
Total adjustments from
 discontinuing operations        -       665   (36,181)     4,204      165
Cumulative Effect
    Cumulative effect of
     change in accounting
     principle                   -         -         -          -        -
                           -------  --------  --------  ---------  -------
Total adjustments            2,574    24,243    24,087    282,412    6,017
                           -------  --------  --------  ---------  -------
Net income (loss),
 non-GAAP                  $16,741  $ (1,515) $ 38,218  $  22,069  $11,502
                           =======  ========  ========  =========  =======

Income per share from
 continuing operations -
 basic                     $  0.24  $  (0.06) $   0.58  $    0.30  $  0.18
Income per share from
 continuing operations -
 diluted                   $  0.22  $  (0.06) $   0.56  $    0.30  $  0.17

Income (loss) per share
 from discontinued
 operations - basic        $  0.00  $   0.03  $   0.01  $    0.12  $  0.00
Income (loss) per share
 from discontinued
 operations - diluted      $  0.00  $   0.03  $   0.01  $    0.12  $  0.00

Shares used in computing
 net income per share -
 basic                      70,596    59,622    64,952     52,557   65,113
Shares used in computing
 net income per share -
 diluted                    82,483    59,622    66,704     53,272   76,082

Continuing operations
Net income (loss),
 non-GAAP                  $16,685  $ (3,426) $ 37,462  $  15,716  $11,468

Depreciation expense         7,531     7,626    29,523     28,747    7,638
Amortization                   289       127       888        768      291
Interest expense             1,716     1,314     5,780      6,108    1,773
Income tax expense            (259)      468       359        886      421
                           -------  --------  --------  ---------  -------
Non-GAAP EBITDA            $25,962  $  6,109  $ 74,012  $  52,225  $21,591
                           -------  --------  --------  ---------  -------

Discontinued operations
Net income (loss),
 non-GAAP                       56     1,911       756      6,353       34
Depreciation expense             -       207       119        826        -
                           -------  --------  --------  ---------  -------
Non-GAAP EBITDA            $    56  $  2,118  $    875  $   7,179  $    34
                           -------  --------  --------  ---------  -------

                           -------  --------  --------  ---------  -------
Total Non-GAAP EBITDA      $26,018  $  8,227  $ 74,887  $  59,404  $21,625
                           =======  ========  ========  =========  =======

Contact:
Steve Workman
Senior Vice President, Corporate Development and Investor Relations
408-548-1000

Victoria McDonald
Senior Manager, Corporate Communications
408-542-4261
investor.relations@Finisar.com